UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information regarding the DIP Credit Agreement (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership

Chapter 11 Filing

On October 14, 2021, Teligent, Inc. (the “Company”) and certain of its affiliates (collectively, the “Debtors”) filed a voluntary petition (the “Chapter 11 case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in order to pursue a sale process that is intended to maximize the value of the Company. The Chapter 11 case is being jointly administered under Case No. 21-11332. The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors have filed various “first day” motions with the Bankruptcy Court requesting customary relief that will enable the Company to transition into Chapter 11 protection without material disruption to their ordinary course operations.

The DIP Credit Agreement

In connection with the Chapter 11 case, the Company and its subsidiaries entered into a Senior Secured Priming and Superpriority Debtor-in-Possession First Lien Credit Agreement, dated as of October 15, 2021 (the “DIP Credit Agreement”), with ACF Finco I LP, as administrative agent, ACF Finco I LP and Ares Capital Corporation, as DIP agents, and the lenders from time to time party thereto (collectively, the “DIP Lenders”).

The DIP Lenders will provide new financing commitments to the Company under (i) a revolving credit facility in an aggregate amount up to $6.0 million (with $3.0 million available on an interim basis) (the “DIP Revolving Credit Facility”), and (ii) a delayed draw term loan facility in an aggregate amount up to $6.0 million (with $3.0 million available on an interim basis) (the “DIP Delayed Draw Term Loan Facility”). Availability of such commitments will be in accordance with an agreed upon budget and other conditions, including, in the case of availability of commitments under the DIP Revolving Credit Facility, a borrowing base. The DIP Credit Agreement also provides for the roll-up of:

•	all outstanding obligations under the First Lien Revolving Credit Agreement, dated as of December 13, 2018 and amended on October 31, 2019, April 6, 2020, July 20, 2020 and January 27, 2021, by and among the Company and Teligent Canada, Inc., as borrowers, certain of Company’s subsidiaries, as guarantors, the lenders from time to time party thereto, and ACF Finco I LP, as administrative agent (such obligations under the First Lien Revolving Credit Agreement, the “Rolled-Up First Lien Obligations”); and

•	subject to the entry of a final order by the Bankruptcy Court approving the DIP Credit Agreement, $18.0 million of obligations under the Second Lien Credit Agreement, dated as of December 13, 2018 and amended on February 8, 2019, June 29, 2019, October 31, 2019, April 6, 2020, July 20, 2020, and January 27, 2021 (as amended, the “Second Lien Credit Agreement”), by and among the Company, as the borrower, certain of its subsidiaries, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent (such obligations under the Second Lien Credit Agreement, the “Rolled-Up Second Lien Obligations”).

Borrowings under the DIP Credit Agreement will bear interest at rates based on LIBOR or the prime rate plus an applicable margin ranging from 5.5% to 8.5%, are payable in cash with respect to the DIP Revolving Credit Facility and the Rolled-Up First Lien Obligations, and are payable in kind with respect to the DIP Delayed Draw Term Loan Facility and the Rolled-Up Second Lien Obligations. The DIP Credit Agreement includes representations and warranties, covenants applicable to the Company and its subsidiaries, and events of default. The DIP Credit Agreement also requires the Company to consummate a sale of substantially all of the Company’s assets pursuant to Section 363 of the Bankruptcy Code no later than January 31, 2022, and in accordance with certain prescribed milestones. If an event of default under the DIP Credit Agreement occurs, the Administrative Agent may, among other things, permanently reduce the commitments and declare the outstanding obligations under the DIP Credit Agreement to be due and payable.

The maturity date of the DIP Credit Agreement is the earliest of (i) January 31, 2022, (ii) the sale of substantially all of the assets of the Company and the other credit parties, (iii) the effective date of a plan in the Chapter 11 case, and (iv) the date on which all amounts owed thereunder become due and payable and the commitments are terminated.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the DIP Credit Agreement (as defined above) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 case constitutes an event of default that accelerated the Company’ obligations under the Indenture, dated as of September 22, 2020 (the “Indenture”), by and among, the Company and Wilmington Savings Fund Society, FSB, as trustee, relating to the Company’s Zero Coupon Convertible Senior Notes due 2023 (the “Series D Notes”). The Company currently owes approximately $.3 million with respect to the Series D Notes. Approximately $71.8 million of obligations under the Second Lien Credit Agreement remain outstanding (after giving effect to the roll-ups of $18.0 million in obligations described in Item 1.03 above) and the filing of the Chapter 11 case constitutes an event of default under such Second Lien Credit Agreement.

The Company believes that any efforts to enforce the financial obligations under the Indenture and the Second Lien Credit Agreement are stayed as a result of the filing of the Chapter 11 case and the creditors’ rights of enforcement with respect to such obligations are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 9, 2021, the Company received notification from The Nasdaq Stock Market (“Nasdaq”) stating that the Company did not comply with the minimum $1.00 bid price requirement for continued listing set forth in Listing Rule 5450(a)(1) (the “Listing Rule”). In accordance with Nasdaq listing rules, the Company was afforded 180 calendar days (until October 6, 2021) to regain compliance with the Listing Rule.

On October 7, 2021, the Company received notification from the Listing Qualifications Department of Nasdaq that it had not regained compliance with the Listing Rule. The notification indicated that the Company’s common stock will be delisted from the Nasdaq Global Select Market unless the Company requests an appeal of this determination. The Company does not intend to appeal Nasdaq’s determination, and the Company’s common stock will be scheduled for delisting at the opening of business on October 18, 2021, and it may thereafter trade in the over-the-counter market.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Departure of Officers

On October 8, 2021, Timothy B. Sawyer, Chief Executive Officer, and Philip K. Yachmetz, Executive Vice President, Chief Legal Officer and Corporate Secretary, resigned from their positions with the Company effective immediately.

In connection with such resignations, on October 8, 2021, the Company entered into a Settlement Agreement and General Release with Mr. Sawyer that was subsequently amended and restated on October 12, 2021. The Company also entered into a Settlement Agreement and General Release with Mr. Yachmetz on October 8, 2021 (together the “Settlement Agreements”).

The Settlement Agreements provide for lump sum payments ($350,000 to Mr. Sawyer and $200,000 to Mr. Yachmetz) in full and final satisfaction of all amounts that are or may be due and owing on account of either executive’s employment with the Company. The Settlement Agreements provide that Mr. Sawyer and Mr. Yachmetz will each provide transition services to the Company for two months and include customary releases and provisions related to confidentiality and other matters.

The foregoing description of the Settlement Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreements, which are filed as Exhibit 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Appointment of Director

On October 8, 2021, the Company’s Board of Directors (the “Board”) appointed Mr. Bradley Scher as a new director of the Company effective immediately. There is no arrangement or understanding between Mr. Scher and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Scher and any of Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Scher has a direct or indirect material interest that are required to be disclosed pursuant to applicable rules and regulations of the U.S. Securities and Exchange Commission.

Appointment of Chief Restructuring Officer

On October 8, 2021, the Company appointed Mr. Vladimir Kasparov, a Managing Director at Portage Point Partners, LLC, a business advisory and interim management firm (“Portage Point”), as the Company’s Chief Restructuring Officer effective immediately.

Mr. Kasparov, 40, has been associated with Portage Point since July 2021. Prior to joining Portage Point, Mr. Kasparov spent nearly 12 years with Andrews Advisory Group where he advised leading financial institutions, hedge funds, and private equity funds during corporate restructurings and operational turnarounds. Mr. Kasparov received his MBA from the University of Southern Indiana, where he also received his bachelors degree, majoring in finance and economics.

Mr. Kasparov’s appointment as Chief Restructuring Officer is in accordance with an interim management services agreement with Portage Point, effective September 23, 2021 (the “Agreement”), pursuant to which Portage Point is providing a range of advisory and management services to the Company and is being paid fees based on specified hourly rates. The Company paid Portage Point a retainer to be applied against fees and expenses and has agreed to indemnify Portage Point and Mr. Kasparov from and against specified claims, liabilities, losses, expenses and damages. The Agreement has an indefinite term, but is subject to termination upon either party’s notice. There are no family relationships between Mr. Kasparov and any of Company’s directors or executive officers

Item 7.01	Regulation FD Disclosure

A copy of the press release dated October 14, 2021 issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. Information regarding the Company’s Chapter 11 case can be found at https://dm.epiq11.com/Teligent or by calling (800) 781-1016 for U.S. calls or (503) 597-5535 for international calls.

The information set forth in, or incorporated by reference into, Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth in, or incorporated by reference into, Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

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Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this current report on Form 8-K are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. These statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms. These forward-looking statements are inherently subject to various risks and uncertainties many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the Chapter 11 process; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 process, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 process), results of operations or business prospects; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 process; conditions to which the DIP financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; more stringent or costly payment terms and/or the decision by a significant number of suppliers, vendors or customers not to do business with the Company; the Company’s ability to attract, motivate and retain key executives and other personnel; the trading price and volatility of the Company’s common stock; the delisting of the Company’s common stock from The Nasdaq Stock Market; and those additional risks and uncertainties set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports the Company files with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the effects thereof on the Company’s future performance and results of operations. It is not possible to predict or identify all such risks. There may be additional risks that the Company considers immaterial or which are unknown. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this press release speak only as of the date hereof and, subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Senior Secured Priming and Superpriority Debtor-in-Possession First Lien Credit Agreement, dated as of October 15, 2021 (the “DIP Credit Agreement”), by and among the Company, ACF Finco I LP, as administrative agent, ACF Finco I LP and Ares Capital Corporation, as DIP agents, and the lenders from time to time party thereto.
10.2	Amended and Restated Settlement Agreement, dated as of October 12, 2021, by and among Timothy B. Sawyer, the Company and the other parties thereto.
10.3	Settlement Agreement, dated as of October 8, 2021, by and among Philip B. Yachmetz, the Company and the other parties thereto.
99.1	Press release issued by the Company on October 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: October 15, 2021	By:	/s/ Alyssa Lozynski
Name: Alyssa Lozynski
Title: Interim Chief Financial Officer